UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3011 Triad Drive Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Executive Officer and Executive Chairman

The Board of Directors of Adept Technology, Inc. (“Adept” or the “Company”) has appointed John Dulchinos to serve as its Chief Executive Officer and as a member of the Board of Directors effective September 3, 2008, upon the resignation of Robert H. Bucher from the position of Chief Executive Officer.  Mr. Dulchinos will now serve as President and Chief Executive Officer and Assistant Secretary and as a director of Adept.

John Dulchinos, 46, was appointed President and Chief Operating Officer in June 2007. Mr. Dulchinos joined Adept in October 1987 as a Regional Sales Engineer, and has held various positions at Adept including Director of OEM business, Vice President of North American Sales, Vice President of Worldwide Sales and Vice President, Robotics. Mr. Dulchinos holds both Bachelors and Masters degrees in Mechanical Engineering with a concentration in Robotics from Renssalaer Polytechnic Institute in Troy, New York.

The Adept Board of Directors also appointed Robert H. Bucher, upon his resignation from his position as Chief Executive Officer of Adept, to serve as Executive Chairman of the Board of Directors effective September 3, 2008.

Michael P. Kelly, the Adept Chairman of the Board, will serve as Lead Independent Director as of September 3, 2008.

Adept's press release announcing the appointment of its new Chief Executive Officer and Executive Chairman of the Board is attached as an exhibit to this Report on Form 8-K.

Letter Agreements re Employment terms

In connection with the appointment of John Dulchinos as Chief Executive Officer, Adept entered into a letter agreement on September 2, 2008 providing for “at will” employment with a base salary of $285,000, participation in the Fiscal 2009 Executive and Senior Management Payment Plan (as described further below in this Report on Form 8-K), and an option grant upon approval of the Board for 100,000 shares vesting in equal parts over 48 months.

In connection with the management changes, the Adept Board also approved Adept's preparation and entry into change of control arrangements with Mr. Dulchinos and Ms. Lisa Cummins, the Adept Chief Financial Officer, providing for acceleration of options and restricted stock owned by such executives if such executives were terminated without cause or terminated voluntarily for good reason after a change of control transaction.

In connection with the appointment of Robert H. Bucher as its Executive Chairman and continued employment with Adept on September 2, 2008 in a non-CEO capacity, the Company entered into a letter agreement providing for “at will” employment with a salary at 50% of existing base salary (or $170,000) for the first six months followed by a salary of 25% of prior base salary (or $85,000) thereafter for an additional six months of salary.  Mr. Bucher will not be participating in Adept's Fiscal 2009 Executive and Senior Management Payment Plan.  Upon termination of his employment with Adept without cause and subject to execution of standard waiver and release documentation, restricted stock and options granted to Mr. Bucher in 2008 will be entitled to one additional year of accelerated vesting.

Approval of Executive Salary Increases and Terms

On September 2, 2008, the Adept Board approved executive salary compensation for the Company's fiscal 2008 effective for the last pay period in September, other than for Mr. Dulchinos.  Additionally, by adoption of the Fiscal 2009 Executive and Senior Management Payment Plan disclosed below, the Company identified target bonus amounts for each of the executive officers.  A summary of executive compensation, as amended, is attached as Exhibit 10.1 hereto and is incorporated herein by this reference.

Amendment of Non-Employee Director Compensation

On September 2, 2008, the Board of Directors of Adept approved the payment of the annual cash retainer to be paid to the Chairman of the Board of $30,000 to be paid to the Lead Independent Director where the Chairman at the time did not constitute a director who is "independent" under applicable SEC and Nasdaq rules.  Additionally, the Board approved a policy of compensating directors serving on an independent committee of the Board, as and when appointed and unless as otherwise determined by the Board, to be compensated for attendance at meetings on a basis consistent with the Adept Board of Directors compensation for meetings, as it may then exist.

Adoption of Fiscal 2008 Executive and Senior Management Payment Plan

On September 2, 2008, the Adept Board of Directors approved the adoption by the Company of the Executive and Senior Management Payment Plan for fiscal year 2009 (the “Bonus Plan”).  The Bonus Plan establishes the terms and targets of performance bonuses payable in cash and/or restricted stock grants for Adept’s executive officers and certain other key employees of the Company for the 2009 fiscal year, as recommended by Adept's Compensation Committee of the Board of Directors.  Under the Bonus Plan, executive performance bonuses are based on various targets revenue (weighted at 60%) and operating income (weighted at 40%) in target formulae, and executive sales commissions are based upon applicable sales revenue.  The Bonus Plan is not subject to the approval of Adept stockholders.  Non-sales commission awards ultimately granted under the Plan would consist of a portion payable in cash (generally targeted to be 30% of the bonus payment) and a portion payable in shares of restricted stock (generally targeted to be 70% of the bonus payment) to be granted after completion of fiscal 2009 under the Adept 2005 Equity Incentive Plan (the "2005 Plan"), to vest in equal quarterly installments over a two year period.  The Compensation Committee shall determine the amount of the non-sales commission bonus payments to be made after review of the fiscal year's audited results, the individual's performance as presented by management, and projected financials for the next fiscal year.  Adept's Board and the Compensation Committee reserves the right to adjust or eliminate a bonus at any time or to grant bonuses to executives on a discretionary basis.

The target incentive arrangement for each executive officer is summarized in Exhibit 10.1 hereto and is incorporated herein by this reference.

Adoption of 2008 Employee Stock Purchase Plan

Effective September 1, 2008, the Board of Directors of Adept approved the adoption by the Company of the 2008 Employee Stock Purchase Plan (the “2008 ESPP”) has overlapping 24-month offering periods that begin every six months, starting on the first trading day on or after September 1 and March 1 of each year. Each 24-month offering period is divided into six-month purchase periods. For every six-month purchase period, the plan allows eligible employees, through payroll deductions of a maximum of 15% of individual salary, to purchase up to a maximum of 1,200 shares of the Company’s common stock at 85% of fair market value on either the first day of the offering period or the last day of the purchase period, whichever is lower.  The Company will include the existing share inventory of the 1998 Employee Stock Purchase Plan and also authorize an additional 200,000 shares for potential issuance thereunder, with annual evergreen provision, providing for an automatic annual increase in the number of shares of the Company's common stock in an amount equal to the lesser of (i) 50,000 shares of Common Stock, (ii) 3% of the outstanding shares of Company Common Stock on the immediately preceding June 30th (last day of the prior fiscal year) or (iii) a lesser amount as determined by the Board.  The 2008 ESPP will be submitted for approval by the stockholder of the Company at its 2008 Annual Meeting of Stockholders.

The Compensation Committee of the Board has also approved Adept contributions to 401(k) plans up to $1,000/year per employee for fiscal 2009.

Item 8.01.  Other Events

Livermore Lease Dispute

On April 14, 2008, Tri-Valley Technology Campus LLC, the landlord of Adept’s Livermore, California offices ( referred to as Landlord) sent Adept a lease termination notice, purporting to terminate the Livermore lease 90 days following the date of such notice. The notice indicated that a termination fee of $1 million was due from Adept to terminate Adept’s obligations under the lease on July 14, 2008, other than certain express obligations intended to survive termination.  The Landlord subsequently delivered a new lease termination notice to Adept, indicating that the Livermore lease would terminate on August 26, 2008, and demanding payment of a $1 million termination fee no later than June 27, 2008. The notices were delivered based on the Landlord’s interpretation of a Lease Termination Agreement dated December 16, 2007 between Adept and the Landlord.

On May 30, 2008, the Landlord commenced litigation with the matter Tri-Valley Campus I LLC vs. Adept Technology, Inc., California Superior Court in Contra Costa County seeking declaratory relief in favor of its interpretation of the Lease Termination Agreement, including seeking a declaration that the terms of the Lease Termination Agreement required Adept to pay $1 million to the Landlord and to vacate the premises no later than August 26, 2008, and sought attorneys’ fees and costs.  The Landlord dismissed this action on July 31, 2008 and instituted an action in California Superior Court in Alameda County, bringing claims for declaratory relief, breach of contract, breach of the implied covenant of good faith and fair dealing, intentional interference with contract, and intentional interference with prospective economic advantage.  The Landlord seeks a declaration that the terms of the Lease Termination Agreement required Adept to pay $1 million to the landlord and to vacate the premises no later than August 26, 2008, damages, punitive damages, attorneys’ fees, and costs.  Among other things, the Landlord alleges that the Landlord is required to deliver possession of the Livermore facilities to its new tenant, no later than September 1, 2008, and seeking damages and punitive damages, including but not limited to the value of the 13-year lease with its new tenant.

On July 29, 2008, the Landlord filed an unlawful detainer action with Tri-Valley Technology Campus, LLC v. Adept Technology, Inc., California Superior Court in Alameda County seeking to recover immediate possession of the Livermore facilities, claiming the failure to pay the termination payment also constituted a breach of the lease agreement for such facilities.  In addition to seeking to repossess the premises, the Landlord also seeks payment of $1 million as a termination fee, the forfeiture of the lease, and attorneys’ fees and costs.  On August 28, 2008, the Court denied a motion to compel arbitration of the dispute.  On August 29, 2008, the Court issued an order setting trial starting September 16, 2008, and Adept appealed the Court's denial of the motion to compel arbitration and has sought a stay of the trial proceedings.

Adept disputes the landlord’s interpretation of the Lease Termination Agreement, including its alleged obligations and the effect of Adept’s choosing not to pay $1 million in combination with relinquishing the leased property. Adept currently occupies its Livermore facility and is vigorously defending these litigation matters with its Landlord, but the outcome of these matters cannot be determined at this time.

We are subject to lawsuits relating to our Livermore facilities which could be expensive and disruptive.

We are currently engaged in litigation with the landlord or our Livermore, California facilities.  Our landlord has initiated lawsuits in multiple courts seeking to remove Adept from its Livermore facility in an unlawful detainer action and declaratory relief in favor of its interpretation of a lease termination agreement, and alleging damages exceeding an alleged $1 million termination fee it claims is due from Adept and additionally making claims for tortious interference with a lease with a new lessee and potentially lost lease payments for its entire new 13-year lease with another party of the Livermore facilities. Such litigation is expected to be costly and time consuming and could divert management’s attention from our day-to-day operations. In addition, in connection with this litigation, we may choose to or be forced to move our operations from our Livermore facilities in a very short timeframe, which could be disruptive to our operations. If our defense is not successful in one or all of the litigation matters, we may be liable to pay our landlord damages. We cannot assure you that such litigation will be ultimately resolved in our favor or that an adverse outcome will not have a material adverse effect on our business, results of operations and financial condition. Even if this lawsuit is ultimately resolved in favor of Adept, Adept still expects that it would incur substantial legal fees and expenses in defending the lawsuits.

Stock Repurchase Program

On September 2, 2008, the Board of Directors approved a stock repurchase program for up to $2.5 million of Adept stock effective immediately.

Stock repurchases under this program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions or otherwise, or by any combination of such methods.  The timing and actual number of shares repurchased will depend on a variety of factors including the stock price, corporate and contractual and regulatory requirements, alternative investment opportunities and other market and economic conditions.  Adept expects to fund its purchases from its working capital. The Company has no obligation to purchase a specific amount of common stock, and the stock repurchase program may be suspended or discontinued at any time.

Adept's press release announcing the authorization of its stock repurchase program is attached as an exhibit to this Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Summary of Executive Officer Compensation (base salary and target bonus)*
99.1	Press Release of Adept Technology, Inc. re: CEO dated September 3, 2008
99.2	Press Release of Adept Technology, Inc. re stock repurchase program dated September 3, 2008

* Management or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: September 3, 2008	By: /s/ Lisa M. Cummins
Lisa M. Cummins Vice President of Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Summary of Executive Officer Compensation (base salary and target bonus)
99.1	Press Release of Adept Technology, Inc. re: CEO dated September 3, 2008
99.2	Press Release of Adept Technology, Inc. re stock repurchase program dated September 3, 2008